Exhibit 21.1
SUBSIDIARIES OF RELIANT ENERGY, INC.
AS OF FEBRUARY 26, 2008

Subsidiary Name	Jurisdiction of Incorporation/Organization

Conemaugh Fuels, LLC*	Delaware
Keystone Fuels, LLC*	Delaware
Orion Power Atlantic, Inc.	Delaware
Orion Power Capital, LLC	Delaware
Orion Power Development Company, Inc.	Delaware
Orion Power Holdings, Inc.	Delaware
Orion Power Marketing and Supply, Inc.	Delaware
Orion Power Midwest GP, Inc.	Delaware
Orion Power Midwest LP, LLC	Delaware
Orion Power Midwest, L.P.	Delaware
Orion Power New York GP, Inc.	Delaware
Orion Power New York LP, LLC	Delaware
Orion Power New York, L.P.	Delaware
Orion Power Operating Services MidWest, Inc.	Delaware
Orion Power Operating Services, Inc.	Delaware
RE Retail Receivables, LLC	Delaware
Reliant Energy Asset Management, LLC	Delaware
Reliant Energy Broadband, Inc.	Delaware
Reliant Energy California Holdings, LLC	Delaware
Reliant Energy Channelview (Delaware) LLC	Delaware
Reliant Energy Channelview (Texas) LLC	Delaware
Reliant Energy Channelview LP	Delaware
Reliant Energy Communications, Inc.	Delaware
Reliant Energy Coolwater, Inc.	Delaware
Reliant Energy Corporate Services, LLC	Delaware
Reliant Energy Electric Solutions, LLC	Delaware
Reliant Energy Ellwood, Inc.	Delaware
Reliant Energy Etiwanda, Inc.	Delaware
Reliant Energy Florida, LLC	Delaware
Reliant Energy IT Trust	Delaware
Reliant Energy Key/Con Fuels, LLC	Delaware
Reliant Energy Mandalay, Inc.	Delaware
Reliant Energy Mid-Atlantic Power Holdings, LLC	Delaware
Reliant Energy Mid-Atlantic Power Services, Inc.	Delaware
Reliant Energy New Jersey Holdings, LLC	Delaware
Reliant Energy Northeast Generation, Inc.	Delaware
Reliant Energy Northeast Holdings, Inc.	Delaware
Reliant Energy Northeast Management Company	Pennsylvania
Reliant Energy Ormond Beach, Inc.	Delaware
Reliant Energy Power Generation, Inc.	Delaware
Reliant Energy Power Supply, LLC	Delaware
Reliant Energy Retail Holdings, LLC	Delaware
Reliant Energy Retail Services, LLC	Delaware
Reliant Energy Sabine (Delaware), Inc.	Delaware
Reliant Energy Sabine (Texas), Inc.	Delaware
Reliant Energy Services Canada, Ltd.	Canada
Reliant Energy Services Channelview LLC	Delaware
Reliant Energy Services Desert Basin, LLC	Delaware
Reliant Energy Services Mid-Stream, LLC	Delaware
Reliant Energy Services, Inc.	Delaware
Reliant Energy Seward, LLC	Delaware
Reliant Energy Solutions East, LLC	Delaware
Reliant Energy Solutions Northeast, LLC	Delaware
Reliant Energy Trademark Trust	Delaware
Reliant Energy Trading Exchange, Inc.	Delaware
Reliant Energy Ventures, Inc.	Delaware
Reliant Energy Wholesale (Europe) Holdings B.V.	The Netherlands
Reliant Energy Wholesale Generation, LLC	Delaware
RERH Holdings, LLC	Delaware
Sabine Cogen, LP*	Delaware
San Gabriel Power Generation, LLC	Delaware

*      Indicates subsidiaries not wholly-owned either directly or indirectly.